UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2009

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a) On February 27, 2009, Metalico, Inc. (the "Company") entered into a Seventh Amendment (the "WFF Amendment") to the Amended and Restated Loan and Security Agreement, dated as of July 3, 2007 (the "WFF Agreement"), by and among the Company and certain of its subsidiaries as borrowers and Wells Fargo Foothill, Inc., as arranger and administrative agent, and the lenders party thereto. Among other things, the WFF Amendment provides for the prepayment of all outstanding term loans under the WFF Agreement (in an aggregate amount of approximately $10.2 million) and the termination of the term loan facilities, and a reduction in the maximum amount available under the WFF Agreement’s revolving credit facility to $60,000,000, subject to a borrowing base. Interest on revolving loans is adjusted to (i) the "Base Rate" (a rate determined by reference to the prime rate) plus 1.25% or, at the Company’s election, (ii) the current LIBOR rate plus 3%, in each case an increase of 1% over the previously effective margin. The WFF Amendment also resets certain covenants, including the Company's minimum "EBITDA," minimum fixed charge coverage ratio, and maximum capital expenditure covenants, and permits the payments under the Ableco Agreement described in Paragraph (b) below. The remaining material terms of the WFF Agreement remain unchanged by the WFF Amendment. After giving effect to the WFF Amendment and the Ableco Amendment and the current term loan payments under both, the Company had no outstanding indebtedness under the WFF Agreement.

(b) On February 27, 2009, the Company entered into Amendment No. 6 (the "Ableco Amendment") to the Financing Agreement, dated as of July 3, 2007 (the "Ableco Agreement"), by and among the Company as borrower, certain of its subsidiaries as guarantors, and Ableco Finance LLC as collateral and administrative agent and the lenders party thereto. The Ableco Amendment provides for three equal payments of $5,000,000 on the outstanding term debt under the Ableco Agreement, including one made at closing and two to be made by May 13, 2009 and August 12, 2009, respectively. No other principal payments are scheduled prior to maturity. Interest on the term loans is adjusted to (i) (A) the greater of 7.5% per annum and the "Reference Rate" (a rate determined by reference to the prime rate) plus (B) 6.5% or (ii) at the Company’s election, (A) the greater of 4.5% per annum and the current LIBOR rate plus (B) 9.5%, in each case an increase of 3% over the previously effective margin. Under certain circumstances, if the Company fails to make the second or third scheduled prepayment by the specified date, each interest rate will increase by an additional 1%. The Ableco Amendment also resets certain covenants, including the Company's maximum leverage ratio, minimum fixed charge coverage ratio, minimum "EBITDA," and maximum capital expenditure covenants, adds a covenant requiring minimum "Working Assets" (defined to include values for receivables, inventory, and cash and cash equivalents) and allows for the term loan payments under the WFF Agreement described in Paragraph (a) above. The remaining material terms of the Ableco Agreement remain unchanged by the Ableco Amendment. After giving effect to the Ableco Amendment and the WFF Amendment and the current term loan payments under both, the Company had outstanding indebtedness under the Ableco Agreement in a principal amount of approximately $62.1 million, all in term loans maturing June 30, 2013 (except for the two remaining payments described above).

After giving effect to the term loan payments made upon the effectiveness of the amendments described above, the Company had on hand a cash balance of approximately $45 million and no borrowings outstanding under its revolving credit facility.

The above descriptions of the WFF Amendment and the Ableco Amendment do not purport to be complete and are qualified in their entirety by the texts of the WFF Amendment and the Ableco Amendment, which are being filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in response to Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On March 5, 2009, the Company announced it will host a conference call at 10:00 a.m. Eastern Time on Thursday, March 12, 2009, to discuss its results for the quarter and year ending December 31, 2008 and to provide an update on business developments. The Company's press release announcing the call is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Ex. 10.1 Seventh Amendment dated February 27, 2009 to Amended and Restated Loan and Security Agreement, dated as of July 3, 2007, by and among Metalico, Inc. and its subsidiaries signatory thereto as borrowers and Wells Fargo Foothill, Inc., as arranger and administrative agent, and the lenders party thereto

Ex. 10.2 Amendment No. 6 dated February 27, 2009 to Financing Agreement dated as of July 3, 2007 by and among Metalico, Inc. as borrower, each of its subsidiaries party thereto as guarantors and Ableco Finance LLC as collateral and administrative agent and the lenders party thereto

Ex. 99.1 Press Release issued March 5, 2009

The information in Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and will not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as will be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

March 5, 2009	By:	/s/ Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Seventh Amendment dated February 27, 2009 to Amended and Restated Loan and Security Agreement, dated as of July 3, 2007, by and among Metalico, Inc. and its subsidiaries signatory thereto as borrowers and Wells Fargo Foothill, Inc., as arranger and administrative agent, and the lenders party thereto
10.2	Amendment No. 6 dated February 27, 2009 to Financing Agreement dated as of July 3, 2007 by and among Metalico, Inc. as borrower, each of its subsidiaries party thereto as guarantors and Ableco Finance LLC as collateral and administrative agent and the lenders party thereto
99.1	Press Release issued March 5, 2009